Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Rezolute, Inc. of our report dated September 14, 2023 relating to the financial statements of Rezolute, Inc., which report appears in Form 10-K dated September 19, 2024. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statement.

/s/ Plante & Moran, PLLC

July 17, 2025

Cleveland, Ohio